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                                                                EXHIBIT 99.16(c)
Balanced Fund for Investment and Retirement  - Class C
        10/21/94 - 12/31/94

                                               Since          Since
                                               Inception      Inception
                                               Avg  Annual    Total
                                               Return         Return*
                                               -----------    ----------

Initial Investment                              $1,000.00      $1,000.00

Dividend by Net Asset Value                         11.74          11.74
                                                    -----          -----

Equals Shares Purchased                             85.18          85.18

Plus Shares Acquired through
Dividend Reinvestment                                9.41           9.41
                                                     ----           ----

Equals Shares Held at 12/31/94                      94.59          94.59

Multiplied by Net Asset Value at 12/31/94           10.27          10.27
                                                    -----          -----

Equals Ending Value before duduction  for
contingent deferred sales charge                   971.45         971.45

Less deferred sales charge                         (8.76)           0.00
                                                   ------           ----

Equals Ending Redeemable Value at
$1000 Investment (RRV) at 12/31/94                $962.69        $971.45
                                                  -------        -------

Divided by $1,000 (P)                              0.9627         0.9714

Subtract 1                                        -0.0373        -0.0286

Expressed as a percentage equals the
Aggregate  Total Return for the Period (T)        -3.373%
                                                  =======

Expressed as a percentage equals the
Aggregate Total Return for the Period                             -2.86%
                                                                  ======

ERV divided by P                                   0.9627

Raise to the power of                              5.1407

Equals                                             0.8225

Subtract 1                                        -0.1775

Expressed as a percentage equals the
Average Annualized Total Retrun                   -17.75%
                                                  =======

*Does not include sales charge for the period.